EXHIBIT 99.1

FOR IMMEDIATE RELEASE                       Contact: Erin Gaffney 212-840-4771
                                                     Web Site: www.hartmarx.com




   HARTMARX NARROWS EARNINGS GUIDANCE FOR FISCAL 2004 TO HIGHER END OF RANGE;
     HOMI B. PATEL TO SUCCEED E.O. HAND AS CHAIRMAN, EFFECTIVE JULY 1, 2004


         CHICAGO, April 15, 2004 - - In his presentation to shareholders at the Company's annual meeting held on April 15, 2004 in Chicago, Homi B. Patel, president and chief executive officer of Hartmarx Corporation (NYSE:HMX), announced that the Company is now expecting that full-year net earnings for 2004 will grow in the range of 35% - 40%, rather than the 25% to 40% range indicated earlier in the year.

         At the meeting, the Company also:

         o  Reiterated its other financial objectives for 2004:
            -  To achieve a low-to-mid single digit sales increase
            - To reduce debt by 15% (excluding any impact for acquisitions, stock buy-backs or dividends)
            - To have Hartmarx stock appreciation outperform the three year stock market indices

         o  Affirmed long-term objectives of:
            - Targeting earnings of approximately $.90 per share, two-thirds from internal growth and one-third from acquisitions
            -  Attaining a tailored/non-tailored product mix of 50%/50%
            -  Increasing sales, internally and through prudent acquisitions
            -  Outperforming the three and five year market indices

         A copy of the presentation to shareholders can be found at the Company's website at www.hartmarx.com.

         At the Board of Directors meeting which followed the annual shareholders meeting, in keeping with the succession plan established by the Board of Directors, the Board announced that Homi B. Patel, in addition to his responsibilities as president and chief executive officer, would succeed Elbert
O. Hand as chairman, effective July 1, 2004. Mr. Hand will retire as an employee of the Company and will continue as a board member.

                                  - - MORE - -

         Hartmarx produces and markets business, casual and golf apparel under its own brands including Hart Schaffner & Marx, Hickey-Freeman, Palm Beach, Coppley, Cambridge, Keithmoor, Racquet Club, Naturalife, Pusser's of the West Indies, Royal, Brannoch, Riserva, Sansabelt, Barrie Pace and Hawksley & Wight. In addition, the Company has certain exclusive rights under licensing agreements to market selected products under a number of premier brands such as Austin Reed, Tommy Hilfiger, Kenneth Cole, Burberry men's tailored clothing, Ted Baker, Bobby Jones, Jack Nicklaus, Claiborne, Evan-Picone, Pierre Cardin, Perry Ellis, Andrea Jovine, Lyle & Scott and Golden Bear. The Company's broad range of distribution channels includes fine specialty and leading department stores, value-oriented retailers and direct mail catalogs.

         The comments set forth above contain forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should" or "will" or the negatives thereof or other comparable terminology. Forward-looking statements are not guarantees as actual results could differ materially from those expressed or implied in such forward-looking statements as a result of certain factors, including those factors set forth in Hartmarx's filings with the Securities and Exchange Commission ("SEC"). The statements could be significantly impacted by such factors as the level of consumer spending for men's and women's apparel, the prevailing retail environment, the Company's relationships with its suppliers, customers, licensors and licensees, actions of competitors that may impact the Company's business, possible acquisitions and the impact of unforeseen economic changes, such as interest rates, or in other external economic and political factors over which the Company has no control. The reader is also directed to the Company's periodic filings with the SEC for additional factors that may impact the Company's results of operations and financial condition. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.